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                                                                    Exhibit 7.A

                    [SUTHERLAND ASBILL & BRENNAN LETTERHEAD]


                                March 8, 1999



Board of Directors
Provident Mutual Life Insurance
  Company
1050 Westlakes Drive
Berwyn, Pennsylvania 19312


Directors:


     We hereby consent to the reference to our name under the caption "Legal Matters" in the prospectus for certain flexible premium variable life insurance policies filed as part of pre-effective amendment number 1 to the registration statement on Form S-6 for Providentmutual Variable Life Separate Account (File No. 333-71763). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.


                                        Very truly yours,

                                        SUTHERLAND ASBILL & BRENNAN LLP



                                        By: /s/ David S. Goldstein
                                           -----------------------------
                                            David S. Goldstein